CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors
Mednet, MPC Corporation
Las Vegas, Nevada


We hereby consent to the use in this post effective amendment No. 2 of a Registration Statement covering 7,423,024 shares of common stock on Form S-1 of our report dated March 24, 1995, relating to the consolidated financial statements of Medi-Mail, Inc. and subsidiaries and our report dated July 29, 1994, relating to the financial statements of Family Pharmaceuticals of America, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ McGladrey & Pullen, LLP


Las Vegas, Nevada
January 31, 1996